Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (this “Amendment”) to the Employment Agreement is dated as of November 10, 2022, and effective this same date, and is entered into by and between Hoth Therapeutics, Inc., a Nevada corporation (the “Corporation”), and Stefanie Johns (the “Employee”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement (as defined herein).

WHEREAS, on August 28, 2020, the Corporation entered into an employment agreement with the Employee, as amended on January 29, 2021 and June 25, 2021, pursuant to which the Employee serves as the Chief Scientific Officer of the Corporation (the “Employment Agreement”); and

WHEREAS, the Corporation and the Employee desire to amend the Employment Agreement in accordance with the terms set forth below;

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Section 3 of the Employment Agreement is amended and restated in its entirety as follows:

The term of the Employee’s employment hereunder shall be for a period of no more than six (6) months from the date of this Amendment. The Employee or the Corporation may terminate Employee’s employment prior to the expiration of six (6) months from the date of this Amendment for any reason upon the provision of ten (10) days’ notice.

2.	Sections 4(b) and 4(c) of the Employment Agreement are amended and restated in their entirety as follows:

Section 4(b): Repealed

Section 4(c): Repealed

3.	Section 5 of the Employment Agreement is amended and restated in its entirety as follows:

Repealed.

4.	Section 6 of the Employment Agreement is amended and restated in its entirety as follows:

Upon the separation of Employee’s employment from the Corporation for any reason, the Corporation shall provide employee with all accrued but unpaid compensation earned through her final day of employment, all accrued but unused vacation, and reimbursement of all documented, unreimbursed expenses incurred prior to the separation of Employee’s employment. Further, in exchange for Employee’s execution after her final day of employment of a full and complete release of claims and commitment to other covenants and obligations set forth in the Separation Agreement and General Release attached hereto as Exhibit A, the Corporation shall provide Employee with the benefits described therein.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

HOTH THERAPEUTICS, INC.

By:
Name:	Robb Knie
Title:	Chief Executive Officer

EMPLOYEE

Stefanie Johns

EXHIBIT A

SEPARATION AGREEMENT AND GENERAL RELEASE

This TRANSITION Agreement and General Release (the “AGREEMENT”) is made and entered by and between Hoth Therapeutics, Inc., including its parents, subsidiaries, and affiliates, (collectively, the “COMPANY”), on the one hand, and Stefanie Johns (“EMPLOYEE”), on the other hand (EMPLOYEE and the COMPANY are collectively referred to herein as the “Parties”) in order to set forth all obligations between the PARTIES.

WHEREAS, EMPLOYEE entered into an employment relationship with the COMPANY memorialized by an Employment Agreement effective September 8, 2020, and as modified by a February 1, 2021 amendment, a July 1, 2022 amendment, and a November 10, 2022 amendment (collectively, the “Employment Agreement””);

WHEREAS, EMPLOYEE’s employment, and the Employment Agreement (except as otherwise indicated herein), terminated on MONTH __, 2023 (the “SEPARATION DATE”);

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and in exchange for EMPLOYEE’S execution of this AGREEMENT, the Parties agree as follows:

1. The COMPANY and EMPLOYEE agree that: (a) EMPLOYEE’s last day of employment with the COMPANY was the Separation Date; (b) EMPLOYEE shall not apply for or otherwise seek employment with the COMPANY or any of its subsidiaries or affiliates at any time after the SEPARATION DATE; and (c) EMPLOYEE shall return all property of the COMPANY, including, but not limited to, access keys or cards, cell-phones, laptop computers, MiFi device, printers/scanner, projectors, answering machines, modems, manuals, calculators, handbooks, files, papers, memoranda, letters, facsimiles, computer software and financial data on the SEPARATION DATE.

2. In exchange for the promises and covenants herein, the COMPANY shall:

(a) Provide EMPLOYEE with a gross payment of AMOUNT equivalent to six (6) months of the base salary paid to EMPLOYEE immediately prior to the SEPARATION DATE, less all applicable withholdings and deductions (the “SEPARATION PAYMENT”). This amount shall be paid in the next regular payroll period after the EFFECTIVE DATE, as described below;

(b) Provide EMPLOYEE with continuation of any benefits under any COMPANY-sponsored health and medical plans on the same terms and conditions in effect immediately prior to the SEPARATION DATE for a period of six (6) months from the SEPARATION DATE. EMPLOYEE agrees that should she become eligible for, and secure equivalent or greater benefits through, an alternative source at any time during this six (6) month period, EMPLOYEE shall immediately notify the COMPANY, and the COMPANY’s obligations under this Paragraph 2(b) shall cease; and

(c) Waive the restrictions set forth in Paragraph 9(b)(1) of the Employment Agreement.

(d) EMPLOYEE acknowledges that each of the benefits described in Paragraphs 2(a)-(c) (together, the “CONSIDERATION”) independently constitute valid and adequate consideration for the covenants, promises, and releases by EMPLOYEE contained herein and that EMPLOYEE will be paid all compensation to which she is otherwise entitled to receive through the SEPARATION DATE on the next regularly scheduled payroll date after the SEPARATION DATE. EMPLOYEE acknowledges that she is not entitled to and will not seek any further consideration, costs, or attorneys’ fees from the COMPANY or RELEASED PARTIES (defined in Paragraph 3) other than that to which EMPLOYEE is entitled pursuant to this AGREEMENT, including any other payment, wages, incentive units (including any unvested portion of the equity award referenced in Paragraph 4(c) of the Employment Agreement), bonuses (including the bonus referenced in Paragraph 4(b) of the Employment Agreement), reimbursements, vacation pay, or health or other benefit or payment of any kind (including any payments referenced in Paragraph 6 of the Employment Agreement).

3. In exchange for the CONSIDERATION that EMPLOYEE will receive under this AGREEMENT, EMPLOYEE, on behalf of herself, her heirs, spouses, successors, current and former agents, representatives, attorneys, assigns, executors, beneficiaries, and administrators, hereby releases and forever discharges the COMPANY and each and all of its current and former parents, divisions, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, attorneys, shareholders, agents, representatives and employees (collectively, the “Released Parties’) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, whether accrued or to be accrued, suits, rights, demands, costs, losses, debts and expenses (including, but not limited to, any attorneys’ fees incurred by EMPLOYEE) of any nature whatsoever, whether in law or in equity, whether known or unknown and under any legal theory whatsoever, which EMPLOYEE now has or ever may have had against the Released Parties, up through the effective date of this AGREEMENT including, but not limited to, any and all matters related in any way to EMPLOYEE’s employment with or separation from the COMPANY, EMPLOYEE’S compensation, bonuses, or equity interest with the COMPANY, as well as all claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income and Security Act of 1974, the Sarbanes-Oxley Act, the Worker’s Adjustment and Retraining Notification Act, New York State Human Rights Law, the New York Equal Pay Law, the New York State Civil Rights Law, the New York Off-duty Conduct Lawful Activities Discrimination Law, the New York State Labor Relations Act, Article 23-A of the New York State Corrections Law, the New York Whistleblower Statute, the New York Paid Family Leave Law, the New York State Paid Sick Time Act, the New York State Worker Adjustment and Retraining Notification Act, the retaliation provisions of New York Workers’ Compensation Law, the New York Labor Law, the New York City Administrative Code, the New York City Human Rights Law, the New York City Earned Safe and Sick Time Act, the Ohio Fair Employment Practices Law, the Ohio Equal Pay Act, the Ohio Pregnancy Discrimination/Maternity Leave Act, the Ohio Whistleblower Law, the Ohio Wage Payment Law, the Ohio Minimum Wage Law, and all Ohio (inclusive of county and city laws) employment, whistleblower, human rights, labor and wage laws, and all other laws, including but not limited to, and any other federal, state or local anti-discrimination, wage or employment related laws and any other contractual or tort claims related in any way to EMPLOYEE’s employment with or separation from the COMPANY, including but not limited to any claims arising under the Employment Agreement, and claims for unpaid compensation, bonuses (including the bonus referenced in Paragraph 4(b) of the Employment Agreement), expenses, severance, benefits or equity (including any unvested portion the equity award referenced in Paragraph 4(c) of the Employment Agreement).

EMPLOYEE acknowledges that the enumeration of specific rights, claims, and cause of action being released should not be construed to limit the general scope of this AGREEMENT. It is the intent of EMPLOYEE and the COMPANY that by this AGREEMENT, EMPLOYEE is giving up all rights, claims and causes of action against the RELEASED PARTIES which accrued prior to the SEPARATION DATE, including any claims arising under the Employment Agreement, whether or not EMPLOYEE is aware of them and whether or not any damage or injury has yet occurred. Notwithstanding the foregoing, nothing in this AGREEMENT shall relieve the Parties of the continuing obligations under this AGREEMENT.

4. EMPLOYEE represents that she has not filed any cause of action, claim, charge or other action or proceeding against the COMPANY or any other RELEASED PARTIES as defined in Paragraph 3 of this AGREEMENT. EMPLOYEE also agrees never to file any claim or initiate any legal action asserting any claims that are released in Paragraph 3 of this AGREEMENT. Notwithstanding the foregoing, this AGREEMENT does not affect EMPLOYEE’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”), or any similar state or local agency, or to participate in any investigation conducted by the EEOC, or any similar state or local agency, but EMPLOYEE acknowledges that she is not entitled to any other monies other than those payments described in this AGREEMENT.

5. The Parties agree that they and their agents will not publicize or disclose, directly or indirectly, the terms, conditions or existence of this AGREEMENT to anyone other than their attorneys, accountants, and financial advisors. The Parties further agree that they will advise any individual to whom the terms, conditions or existence of this AGREEMENT have been disclosed (the “Recipients”) of the confidentiality requirements of this paragraph, will secure the agreement of all Recipients to abide by such confidentiality requirements, and will use their best efforts to ensure that the confidentiality requirements are complied with in all respects.

6. EMPLOYEE agrees that she will not, directly or indirectly, make or allow or cause others to make, whether in oral, print, electronic or other form, any statement or take any action that reasonably could be construed to be a false, derogatory, disparaging or misleading statement of fact or a libelous or slanderous statement of fact concerning: (a) the COMPANY or any of its current and former parents, divisions, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, attorneys, shareholders, agents, representatives or employees; or (b) any product or method or system designed, produced, or sold by the COMPANY.

7. EMPLOYEE acknowledges and agrees that certain provisions of the Employment Agreement survive the termination of the Employment Agreement and the termination of EMPLOYEE’s employment, and EMPLOYEE agrees to continue to comply with such provisions in accordance with the terms thereof. Specifically, EMPLOYEE agrees to comply, and continue to comply with Section 8 (Disclosure of Confidential Information), Section 9 (except as modified in Paragraph 2(c) above), and Section 10 (Clawback Rights), each of which are incorporated by reference as if fully set forth herein.

8. EMPLOYEE agrees that if it is found by a court of law that she has violated any of her obligations under Paragraphs 3, 4, 5, 6, or 7 of this AGREEMENT, she shall indemnify the COMPANY from and against any and all judgments, damages, losses, liabilities, attorneys’ fees, costs and other expenses incurred as a result of EMPLOYEE’s violation(s). Further, in the event of a breach or threatened breach of Paragraph 7 of this AGREEMENT (inclusive of Sections 8-10 of the Employment Agreement incorporated by reference, except as modified in Paragraph 2 above), the COMPANY shall be entitled to all remedies set forth in Section 12(a) of the Employment Agreement.

9. This AGREEMENT shall not be construed as an admission of any sort by either of the Parties, nor shall it be used as evidence in a proceeding of any kind, except one in which one of the Parties alleges breach of the terms of this AGREEMENT or one in which one of the Parties elects to use this AGREEMENT as a defense to any claim barred by the AGREEMENT.

10. This AGREEMENT represents the entire agreement between the Parties with respect to the subject matters addressed herein and supersedes all prior agreements between the Parties, whether written or oral, except as expressly indicated herein. This AGREEMENT may not be altered or amended, except in a written document executed by the Parties, which document specifically references this AGREEMENT. Should EMPLOYEE seek to challenge the validity of this AGREEMENT or any provision thereof, EMPLOYEE shall, as a pre-condition, return to the COMPANY the CONSIDERATION provided for in Paragraph 2(a) of this AGREEMENT. Further, if the EMPLOYEE asserts a claim against the COMPANY that was released by this AGREEMENT, the COMPANY shall be entitled to repayment of the CONSIDERATION provided for in Paragraph 2(a) of this AGREEMENT, as well as its attorneys’ fees and costs in obtaining repayment of these sums and in obtaining a dismissal of any claims filed against the COMPANY that are released by this AGREEMENT.

11. If any provision contained in this AGREEMENT should be proven unlawful or unenforceable, that provision will be considered as never written, but that will not affect the validity of the remaining promises, releases and covenants made by EMPLOYEE in this AGREEMENT.

12. The Parties agree that a failure by any party at any time to require performance of any provision of this AGREEMENT shall not waive, affect, diminish, obviate or void in any way that party’s full right or ability to require performance of the same, or any other provisions of this AGREEMENT, at any time thereafter.

13. The terms of this AGREEMENT are the result of negotiations between the Parties and there shall be no presumption that any ambiguities in the AGREEMENT should be resolved against any party to this AGREEMENT. Any controversy concerning the construction of this AGREEMENT should be decided neutrally in light of conciliatory purposes, and without regard to authorship.

14. This AGREEMENT shall be interpreted, enforced and governed under the laws of the State of New York. Any recourse for any alleged violation of any provision of this AGREEMENT shall be addressed exclusively through an action for breach of contract in a federal or state court of competent jurisdiction in New York.

15. The Parties warrant and represent that they have read and understand the foregoing provisions of this AGREEMENT and that they and their respective signatories are fully authorized and competent to execute this AGREEMENT on their behalf. EMPLOYEE further warrants and represents that she has not previously assigned or transferred any claims that are the subject of the release contained in Paragraph 3 herein.

16. This AGREEMENT may be signed in counterparts and transmitted by facsimile or electronic copies. A facsimile or electronic signature shall be deemed as effective as an original.

17. EMPLOYEE warrants that she is fully competent to enter into this AGREEMENT and acknowledges that she has been afforded the opportunity to review this AGREEMENT with her attorney for at least ten (10) calendar days, that she has consulted with her attorney, that she has read and understands this AGREEMENT, and that she has signed this AGREEMENT freely and voluntarily. This AGREEMENT shall become effective immediately upon execution by both PARTIES (the “EFFECTIVE DATE”).

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. To signify the PARTIES’ agreement to the terms of this AGREEMENT, the PARTIES have executed this AGREEMENT on the date set forth beneath their signatures which appear below.

By:
	Robb Knie	Date
CHIEF EXECUTIVE OFFICER
HOTH THERAPEUTICS, INC.

By:
	STEFANIE JOHNS	Date